UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2008
GETTING READY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-132578	30-0132755

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33131
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (305) 573-4112
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 30, 2008, Getting Ready Corporation (the “Company”) executed the First Amendment (the “Amendment”) to the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of November 13, 2007, by and among the Company, Winston Laboratories, Inc., a Delaware corporation (“Winston”), and Winston Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”).
     The Amendment extends the date by which the parties may terminate the Merger Agreement (the “End Date”) if the Merger has not been completed. The End Date, which was previously May 31, 2008, is now November 30, 2008.
     Additionally, the Amendment modifies the definition of “Director Nominees” by substituting Dr. Curtis Lockshin for Steven D. Rubin.
     This description of the Amendment is qualified in its entirety by reference to the copy of such amendment filed as Exhibit 2.1 to this report, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

2.1	First Amendment to the Merger Agreement and Plan of Reorganization, dated as of November 13, 2007, by and among the Company, Winston and Merger Sub, dated May 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTING READY CORPORATION
Date: June 3, 2008	By:	/s/ Glenn L. Halpryn
Glenn L. Halpryn
President

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to the Merger Agreement and Plan of Reorganization, dated as of November 13, 2007, by and among the Company, Winston and Merger Sub, dated May 30, 2008.

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